Exhibit 99.1

PENNANTPARK INVESTMENT CORPORATION ANNOUNCES TRANSACTION WITH PANTHEON

Joint Venture to Target Middle Market Financing Opportunities

Pantheon Acquires a stake in a Special Purpose Vehicle from PennantPark

Pantheon to Contribute Additional Capital

Transaction Boosts Buying Power and Scales Platform

NEW YORK, August 4, 2020 (GLOBE NEWSWIRE) – PennantPark Investment Corporation (“PNNT”) (NASDAQ: PNNT) today announced it has formed a joint venture with the private credit investment business of Pantheon (“Pantheon”) to create PennantPark Senior Loan Fund I, LLC (“PSLF”). The strategic transaction seeks to position PennantPark to leverage its established middle-market lending capabilities and capitalize on compelling senior-loan opportunities amid historic market volatility.

Pantheon has invested $35 million in capital to acquire a 28% stake from PNNT in a Special Purpose Vehicle that currently holds $356 million of senior loans at fair value. Additionally, Pantheon has the opportunity to contribute an additional $30 million of capital in PSLF over time.

By combining its strong middle market financing platform with Pantheon’s growing private credit business, PennantPark will create buying power to drive new loan originations and increase the scale of its middle market financing platform. After giving effect to the formation of PSLF, PNNT’s leverage will decrease by approximately $245 million, bolstering PNNT’s balance sheet.

“Partnering with Pantheon, one of the world’s leading global alternative private market investors, will greatly enhance our value as a capital solutions provider and help us deliver long-term value to shareholders,” said PNNT Chief Executive Officer Arthur Penn. “PSLF will extend PennantPark’s broad reach in middle market financing during a time when we are seeing attractive risk adjusted returns. United by our similar investment philosophies, we believe PNNT and Pantheon are well positioned to capitalize on the many attractive investment opportunities before us today.”

Rakesh Jain, Partner and Global Head of Private Credit at Pantheon, said, “This transaction is illustrative of our growing private credit business across secondaries, co-investments and primaries. We seek to partner with established organizations, such as PennantPark, to help drive value for both parties. We chose to invest with PennantPark because of its portfolio of assets, investment strategy and successful execution to date.”

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.7 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

ABOUT PANTHEON

Pantheon (“Pantheon”) is a leading global private equity, infrastructure, real assets and private credit investor that currently invests on behalf of over 625 investors, including public and private pension plans, insurance companies, endowments and foundations. Founded in 1982, Pantheon has developed an established reputation in primary, co-investment and secondary private asset solutions across all stages and geographies. Our investment solutions include customized separate account programs, regional primary fund programs, secondaries, co-investment, infrastructure and real assets programs. Pantheon has four decades’ experience of investing in private markets. Pantheon currently manages approximately $50.7 billion(1) and has been investing in private credit opportunities since 1997.

(1)	As of March 31, 2020. This figure includes assets subject to discretionary or non-discretionary management, advice or those limited to a reporting function. Data is unaudited.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:

Aviv Efrat

PennantPark Investment Corporation

(212) 905-1000

www.pennantpark.com